EXHIBIT 32.02

                 Certification of Maureen Howley, Senior Vice
                    President and Chief Financial Officer
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     I, Maureen Howley, the Senior Vice President and Chief Financial Officer
of Preferred Investment Solutions Corp., as Managing Owner of Kenmar Global Trust, certify that (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 of Kenmar Global Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of Kenmar Global Trust.



Date: March 31, 2005                By: /s/ Maureen Howley
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                                        Maureen Howley
                                        Senior Vice President and
                                        Chief Financial Officer


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